UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2006

PROVENA FOODS INC.

(Exact Name of Registrant as Specified in Charter)

California	1-10741	95-2782215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5010 Eucalyptus Avenue, Chino, California	91710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (909) 627-1082

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 6, 2006, Provena Foods Inc. entered into a definitive Agreement and Plan of Merger with Hormel Foods Corporation pursuant to which Hormel Foods will acquire Provena in a merger transaction by which Provena will become a wholly-owned subsidiary of Hormel Foods. Pursuant to the terms of the merger agreement and subject to the conditions thereof, each issued and outstanding share of Provena’s common stock, other than shares owned by any shareholders who are entitled to and who properly exercise dissenters’ rights under the California General Corporation Law, will be cancelled and converted automatically into the right to receive 0.08 shares of Hormel Foods common stock. In addition, each option to acquire shares of Provena common stock will be converted, at the election of Hormel Foods, into the right to receive a number of shares of Hormel Foods common stock equal to $0.50 divided by the average closing sale price of one share of Hormel Foods common stock on the second trading day immediately preceding the closing date of the merger or $0.50 in cash, without interest.

Provena and each of Theodore L. Arena, Ronald A. Provena, Santo Zito, the Estate of Louis A. Arena, Thomas J. Mulroney and John D. Determan, including certain trusts or other entities controlled by such persons, have entered into a voting agreement whereby such persons (other than Provena) have agreed to vote their shares of Provena common stock in favor of the merger and against any proposal made in opposition to or in competition with the merger. The outstanding shares subject to this voting agreement represent, as of September 6, 2006, in the aggregate, approximately 46% of the outstanding shares of common stock of Provena. The voting agreement will terminate upon the valid termination of the merger agreement. The merger agreement contains certain termination rights for both Provena and Hormel Foods and further provides that, upon termination of the merger agreement under specified circumstances, Provena may be required to pay Hormel Foods a termination fee of $325,000.

The consummation of the merger is subject to the approval of the Provena shareholders and other closing conditions. Dates for closing the merger and for the Provena shareholders’ meeting to vote on the merger have not yet been determined.

Provena has filed a copy of the merger agreement as Exhibit 2.1 and a copy of the voting agreement as Exhibit 2.2 to this current report on Form 8-K. You are encouraged to read the merger agreement and voting agreement for a more complete understanding of the transaction. The foregoing descriptions of the merger agreement and voting agreement are qualified in their entirety by reference to the full text of the merger agreement and the voting agreement.

Additional Information and Where to Find It

Provena and Hormel Foods have agreed to file a proxy statement/prospectus in connection with the proposed acquisition. The proxy statement/prospectus will be mailed to the shareholders of Provena. Provena’s shareholders are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about the acquisition and Provena. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov.

Provena and its officers and directors may be deemed to be participants in the solicitation of proxies from Provena’s shareholders with respect to the acquisition. Information about Provena’s executive officers and directors and their ownership of Provena common stock is set forth in the proxy statement for Provena’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 4, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Provena and its respective executive officers and directors in the acquisition by reading the proxy statement/prospectus regarding the merger, which will be filed with the SEC.

In addition, Hormel Foods and its officers and directors may be deemed to have participated in the solicitation of proxies from Provena’s shareholders in favor of the approval of the acquisition. Information concerning Hormel Foods’ executive officers and directors is set forth in Hormel Foods’ proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on December 23, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Hormel Foods’ Investor Relations Webpage at www.hormel.com.

Cautionary Statements

The merger agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Provena or Hormel Foods. The merger agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the merger agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure schedules.

Item 7.01 Regulation FD Disclosure

On September 6, 2006, Provena issued a press release in which it announced that it had entered into a definitive Agreement and Plan of Merger with Hormel Foods pursuant to which Hormel Foods will acquire Provena. A copy of the press release is attached hereto as Exhibit 99.1. Neither the information in Section 7.01 of this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and among Provena Foods Inc., Hormel Foods Corporation, and Crumbles Acquisition Corp., dated as of September 6, 2006

2.2	Voting Agreement by and among Hormel Foods Corporation, Crumbles Acquisition Corp., Provena Foods Inc. and the Shareholders listed on Schedule I, dated as of September 6, 2006

99.1	Press Release Dated September 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2006	PROVENA FOODS INC.

	By:	/s/ Thomas J. Mulroney
Vice President and Chief Financial Officer